     Exhibit 99.1
RARE HOSPITALITY INTERNATIONAL, INC.
AMENDED AND RESTATED EXECUTIVE OFFICER
PERFORMANCE INCENTIVE PLAN
Amended as of February 8, 2006
1. Purpose.
     The purpose of the Plan is to promote the success of RARE Hospitality International, Inc. (the “Company”) by providing performance-based incentive compensation in the form of cash payments, restricted stock and restricted stock units (“Awards”) to the chief executive officer, president, executive vice presidents and other executive officers of the Company (the “Executive Officers”). Such Awards are designed to attract, retain and reward the Executive Officers for outstanding business performance. The Plan is intended, but not required, to provide qualified performance-based compensation in accordance with Section 162(m) of the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder (“Section 162(m)”).
2. Administration.
     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall be composed solely of two or more outside directors as defined in Section 162(m) and shall qualify as an independent compensation committee under Section 162(m). The Committee shall have full power and authority to (i) designate Participants (as defined in Section 4); (ii) establish Performance Goals (as defined in Section 6) and weightings for difference Performance Goals; (iii) establish target Awards for Participants; (iv) determine whether Performance Goals were achieved for any measurement period; (v) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and (vi) construe, interpret and administer the Plan and make all other decisions and determinations that may be required under the Plan. The Committee shall have authority to delegate the day-to-day administration of the Plan to Company employees or to such other persons as the Committee deems reasonable under the circumstances. The Committee shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and all decisions of the Committee with respect to matters related to the Plan shall be final, conclusive and binding upon all persons, including the Company, shareholders, employees, Company successors and assigns and a Participant’s spouse, if any, and his or her guardian, estate and/or heirs (“Interested Parties”). The Committee shall have the full and exclusive right to reduce or eliminate Awards under the Plan, regardless of the achievement of Performance Goals. In determining whether to reduce any Award and the amount of any such reduction, the Committee shall take into consideration such factors as the Committee shall determine reasonable under the circumstances, in its sole and absolute discretion. All expenses of the administration of the Plan shall be borne by the Company.
3. Shareholder Approval.
     The Plan was approved by the Company’s shareholders on May 9, 2005. To the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m), the material terms of the Plan shall be disclosed to and re-approved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which shareholders previously approved the material terms of the Plan.
4. Participants.
     (a) Selection of Participants. For each measurement period (which may or may not be the same period with respect to each participant in the Plan and which may or may not be a twelve-month period; provided, however, in no event will a measurement period be less than ninety (90) days for any Participant), the Committee will choose, in its sole discretion, the Executive Officers who will participate in the Plan (each a “Participant”). Nothing in the Plan shall be construed as precluding or prohibiting an Executive Officer from being eligible to participate in any other bonus or compensation arrangement of the Company, whether or not currently established.
     (b) Employment Criteria. To be eligible to receive an Award under the terms of the Plan with respect to a measurement period, a Participant must be continuously employed by the Company or a subsidiary or affiliate as an Executive Officer for the entire measurement period, including, as well, through the date of determination and certification of the payment of any such Award (“Certification Date”). For purposes of the Plan, with respect to any given measurement period, a Participant who (i) terminates employment (regardless of cause) or who otherwise ceases to be an Executive Officer, prior to the Certification Date and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in Executive Officer status, shall be deemed to have been employed by the Company as an Executive Officer through the Certification Date for purposes of Award eligibility.
5. Business Criteria on Which Performance Goals Shall be Based.
     Awards under the Plan shall be based on the attainment of Performance Goals for the specified measurement period that are related, directly or indirectly, to one or more of the following objective business criteria, or any combination or portion thereof:
•	Gross and/or net revenue (including whether in the aggregate or attributable to specific restaurant concepts)

•	Same store sales

•	Average weekly sales

•	Cost of Goods Sold and Gross Margin

•	Profit After Controllable Expenses (PACE)

•	Costs and expenses, including General & Administrative

•	Income (gross, operating, net, etc.), restaurant operating profit

•	Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis)

•	Cash flows and share price

•	Return on investment, capital, equity

•	Quality improvements and customer satisfaction, including mystery shopper scores

•	Economic profit or loss

•	Market share

•	Employee turnover, compensation, training and development, including succession planning

•	Objective goals consistent with the Participant’s specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters and corporate governance.
     The business criteria may be expressed or measured at the individual, function, department, restaurant, region, concept, subsidiary, affiliate or Company levels or any combination of the foregoing. Company Performance Goals with respect to the foregoing business criteria may be specified in absolute terms (including completion of pre-established projects), in ratios, in percentages, or in terms of growth from period to period, growth rates over time as well as in terms of performance measured relative to an established or specially-created performance index of Company competitors, peers or other members of the restaurant industry. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).
6. Establishment of Performance Goals and Target Awards.
     (a) Committee Action. For each measurement period the Committee shall establish the following: (1) the Participants in the Plan for such period; (2) the length of the measurement period with respect to each Participant, which need not be the same for each Participant (measurement periods will coincide with the Company’s fiscal year unless a shorter measurement period is established; provided, however, in no event will a measurement period be less than a fiscal quarter for any Participant); (3) the specific entity performance, concept, restaurant, department, function and/or individual business criterion or criteria, or combination thereof, that will be measured with respect to each Participant; (4) the specific results, or range of results, to be achieved with respect to the selected criterion or criteria (“Performance Goals”); (5) any special adjustments that may need to be applied in calculating whether the Performance Goals have been met, to factor out extraordinary items; (6) the formula for calculating the amount of Awards payable under the Plan based on the Company’s achievement of the Performance Goals (including instructions for extrapolating the amounts payable when performance results fall in a range between threshold, target and maximum goals); and (7) the target Awards

(expressed in absolute terms or as a percentage of base compensation fixed at the time the performance formula is established) for each Participant.
     (b) Timing of Committee Action. The Committee shall make the above determination in writing no later than ninety (90) days after the start of each measurement period, on or before twenty-five percent (25%) of the measurement period has elapsed, and while the outcome is substantially uncertain.
     (c) Maximum Award. The aggregate dollar value of all Awards that may be paid to any one Participant with respect to all measurement periods in any one fiscal year shall not exceed $3,000,000 (the dollar value of Awards of restricted stock or restricted stock units shall be based on the fair market value of the underlying stock measured as of the grant date).
     (d) Changes in the Business, Executive Officer Positions or Duties, Re-Set Events, Etc.
     (1) Awards Not Intended to Satisfy Section 162(m). With respect to Awards not intended to satisfy Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, including any acquisition, disposition or merger, or the manner in which the Company or a subsidiary or affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable for a measurement period, the Committee may modify such Performance Goals in whole or in part, and/or such measurement period, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a measurement period, the Committee may determine that the Performance Goals or measurement period are no longer appropriate and may (i) adjust, change or eliminate the Performance Goals or the applicable measurement period as it deems appropriate to make such goals and period comparable to the initial Performance Goals and measurement period, or (ii) make an Award to the Participant in amount determined by the Committee to be in the best interests of the Company, in the Committee’s sole discretion. The foregoing two sentences shall not apply with respect to an Award that is intended to satisfy Section 162(m).
     (2) Awards Intended to Satisfy Section 162(m). With respect to Awards intended to satisfy Section 162(m), unless otherwise specified by the Committee in its written determinations establishing the business criteria for the particular measurement period, if prior to the end of such measurement period the Company (i) disposes of businesses or interests that, individually or in the aggregate, represent either (A) five percent (5%) or more of the Company’s consolidated gross revenues for the four fiscal quarters completed immediately preceding the consummation of the dispositions or (B) five percent (5%) of the Company’s consolidated property, plant and equipment, net, measured as of the last day of the fiscal quarter immediately preceding the disposition or (ii) consummates one or more acquisitions during the measurement period that, individually or in the aggregate, constitute a Triggering Acquisition (as defined below), in each case a “Re-Set Event,” the Performance Goals shall be adjusted, effective as of the last day of the fiscal quarter immediately before the consummation of the Re-Set Event, (x) to reflect the business disposition by eliminating from the Performance Goals the projected business results relating to the disposed business for the remainder of the fiscal quarters of the measurement period, and (y) to reflect any business acquisition, by establishing corresponding Performance Goals in compliance with Sections 5 and 6(a) through (c) above, with respect to the acquired business (which business shall be tracked separately as an independent business unit for purposes of any such corresponding Performance Goals). For purposes of this Section, a Triggering Acquisition means an acquisition (or combination of acquisitions) in which either (i) the acquired entity’s gross revenues for the four quarters completed immediately prior to consummation of the acquisition is equal to five percent (5%) or more of the pro-forma gross revenues for the same four quarters for the combination of the Company and its affiliates and the acquired entity, or (ii) the acquired entity’s property, plant and equipment, net, equals or exceeds five percent (5%) of the pro-forma property, plant and equipment, net, for the combination of the Company and its affiliates and the acquired entity. If either the Company and its affiliates or the entity being acquired had consummated other acquisitions during the four quarters in question, the calculation described in the prior sentence shall be made using pro-forma earnings for each member of the combined entity. Notwithstanding the foregoing, nothing in this Section 6(d)(2) will be construed to authorize the Committee to take actions under this Section 6(d)(2) that would cause an Award to fail to qualify as performance-based compensation under Section 162(m).
     (e) Change in Control. Notwithstanding Section 6(d), in the event of a Change in Control (as defined in the Company’s Amended and Restated 2002 Long Term Incentive Plan), each measurement period shall be deemed to have ended as of the last day of the fiscal month immediately preceding such Change in Control (the “CIC Termination Date”). The Committee shall determine with respect to each Participant whether his or her Performance Goal(s) were Achieved (as defined below) as of the CIC Termination Date. In the case of any such achievement, a Participant shall receive, subject to the terms and conditions of the Plan, including the Committee’s discretion and certification as set forth in Section 7 below, an Award payable within thirty days of the Certification Date. Subject to the Committee’s discretion set forth in Section 7(b), Awards that are Achieved as defined in subsection (i) of the following sentence shall not be pro-rated and Awards that are Achieved as defined in subsection (ii) of the following sentence shall be pro-rated. For purposes of this Section, “Achieved” shall mean with respect to (i) a non-financial or non-numerical Performance Goal, the full achievement of such Performance Goal; and (ii) a financial or numerical Performance Goal, the achievement of results which, when extrapolated over the remainder of the full measurement period, disregarding the CIC Termination Date, would result in the Performance Goal being satisfied.
7. Determination and Certification of Attainment of Performance Goals; Committee Discretion.
     (a) Determination and Certification of Awards. As soon as practicable following the expiration of a measurement period, the Committee shall determine whether the applicable Performance Goals have been met and the amount of Awards, if any, payable to each Participant for such measurement period. The determination of whether Performance Goals have been met shall (i) to the extent applicable, be based on financial results reflected in the Company’s audited financial statements prepared in accordance with generally accepted accounting principles and reported upon by the Company’s independent accountants and (ii) be objective, so that a third party having knowledge of the relevant facts could determine whether such Performance Goals are met. The Committee’s determinations shall be final, binding and conclusive with respect to all Interested Parties and shall be certified in writing by the Committee prior to the payment of any such Award, which writing may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made.
     (b) Committee Discretion. The Committee, in its sole discretion, based on any factors the Committee deems appropriate, may reduce the Award to any Participant in any measurement period (including reduction to zero if the Committee so determines). The Committee shall make a determination of whether and to what extent to reduce Awards under the Plan for each measurement period at such time or times following the close of the measurement period as the Committee shall deem appropriate. The reduction in the amount of an Award to any Participant for a measurement period shall have no effect on (i.e., shall neither increase nor decrease) the amount of the Award to any other Participant for such measurement period.
8. Payment of Awards; Source of Shares.
     (a) Cash Awards. Cash Awards shall be paid in a single lump sum to a Participant as soon as practicable following the Certification Date.
     (b) Restricted Stock and Restricted Stock Unit Awards. Awards of restricted stock or restricted stock units shall be issued under the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “2002 LTIP”), subject to all of the terms and conditions of the 2002 LTIP. Awards of restricted stock and restricted stock units shall be governed by and construed in accordance with the 2002 LTIP, and the terms contained in the 2002 LTIP are incorporated into and made a part of this Plan with respect to such awards. In the event of any actual or alleged conflict between the provisions of the 2002 LTIP and the provisions of this Plan, the provisions of the 2002 LTIP shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the restricted stock or restricted stock unit awards described herein.
     (c) Deferral of Awards. Subject to applicable law, the Committee may permit or require a Participant to defer the receipt of an Award. If any such deferral is permitted or required, the Board shall, in its sole discretion, establish rules and procedures for such Award deferrals.
     (d) Awards to Employees of Company Subsidiaries and Affiliates. Payments of Awards to Participants, if any, who are employees of subsidiaries or affiliates of the Company shall be paid directly by such subsidiaries or affiliates.
9. Amendment; Termination.

     The Committee shall be authorized to amend, modify, suspend or terminate the Plan, in whole or in part, as the Committee shall deem proper and in the best interests of the Company at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval pursuant to Section 162(m) or any other applicable law, rule, regulation or listing requirement.
10. Nonassignability.
     No Award or any other right or obligation under the Plan shall be conveyed, assigned, encumbered, or transferred by any Participant hereunder and any such attempted conveyance, assignment, encumbrance or transfer shall be void.
11. No Right to Continued Employment.
     Nothing in this Plan shall confer upon any employee who is an Executive Officer or Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge such employee at any time for any reason whatsoever, with or without good cause.
12. Withholding.
     The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.
13. Effectiveness.
     Upon shareholder approval as described in Section 3, the Plan shall be effective for measurement periods beginning on or after December 26, 2004.
*   *   *
     The foregoing is hereby acknowledged as being the RARE Hospitality International, Inc. Amended and Restated Executive Officer Performance Incentive Plan as approved by the shareholders of the Company on May 9, 2005, and amended and restated by the Board of Directors of the Company on February 8, 2006.

RARE HOSPITALITY INTERNATIONAL, INC.
By:	/s/ Joia M. Johnson